Exhibit 99.1

Korth Direct Mortgage Inc. Announces $19M Series B Preferred Stock Issuance and Receipt of Investment Grade Credit Rating

PR Newswire

CORAL GABLES, FL, June 29, 2021

CORAL GABLES, FL, June 29, 2021 /PRNewswire/ - Korth Direct Mortgage Inc. ("KDM"), a leading middle-money commercial real estate lender, today announced it has closed a private placement offering to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended, of 19,000 shares of its Series B Preferred Stock for gross proceeds of $19.0 million. Net proceeds will be used for general corporate purposes, which may include supporting future growth and KDM’s transition to a better execution model through aggregation of mortgage secured notes collateral. Brean Capital LLC served as KDM’s exclusive financial advisor and placement agent in connection with the offering.

In addition, KDM announced that it has received a BBB+ corporate investment grade rating from Egan Jones Ratings Company, a nationally recognized statistical rating organization. The rating was received in connection with the transaction, which was also investment grade rated.

“Brean Capital is a valued partner to KDM. We appreciate their expertise and execution abilities to achieve this transformative transaction. We look forward to using the capital injection from our Series B Preferred Stock offering to achieve scale that we anticipate will accelerate both our growth and profitability,” stated Holly MacDonald-Korth, President and CFO. “We have a national lending footprint, in-house servicing, a dozen account executives on our origination team, and nearly $300 million in originations since inception. We believe that this strong foundation, combined with the additional capital, will be the springboard to our next stage of growth.”

"This is a truly transformational event for KDM that we anticipate will bring us to the next level of executing our business strategy,” said Pam Hipp, Managing Director of Fixed Income. “This will assist us in completing financings that were previously beyond our reach without this rating. The investor response to our securitization platform is expanding with each deal and our unique approach is building long-term value in the CRE debt markets.”

“We believe achieving an investment grade corporate rating is an important external confirmation of our business model and what we have been building here at KDM,” commented Jon Paul Lauria, Vice President of Business Development. “As a vertically integrated originator, lender, servicer, and securitizer of commercial real estate debt, we believe the investment grade rating will be instrumental in facilitating a more cost-efficient capital structure for our business.”

This press release shall not constitute an offer to sell or a solicitation of an offer to buy KDM’s Series B Preferred Stock nor shall there be any sale of KDM’s Series B Preferred Stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT KDM

KDM is a vertically integrated originator, lender, servicer, and securitizer of first lien commercial real estate debt based in Coral Gables, Florida. KDM specializes in lending on income producing real estate, typically light industrial, warehouse, office, multi-family and medical properties. We provide flexible institutional capital as a common-sense lending partner and manage borrowers through the entire loan life cycle. KDM issues Mortgage Secured Notes (“MSNs”) to fund its loans. MSNs are registered corporate bonds (“KDMMTG” on Bloomberg). You can find more information about KDM’s lending platform at www.kdmfinancial.com and visit our corporate website at www.korthdirect.com.

ABOUT BREAN CAPITAL

Brean Capital’s Investment Banking Group is dedicated to helping its clients achieve their strategic and financial goals. For more than 40 years, the Firm has specialized in providing capital raising, M&A and financial advisory services to middle market businesses. Throughout its history, Brean Capital has established a track record of providing its clients with deep market knowledge, commitment and experience to ensure a successful transaction.

Forward-looking Statements

This press release contains statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of KDM (referred to below as “we,” “us” or “our”) and its subsidiaries. Our ability to predict results or the actual effects of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Website: https://www.korthdirect.com/

Contact: KDM: Jon Paul Lauria, (561) 876-5818, jplauria@korthdirect.com